As filed with the Securities and Exchange Commission on June 23, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERISIGN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3221585
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043

(Address of Principal Executive Offices)

1998 Equity Incentive Plan

2001 Stock Incentive Plan

1998 Employee Stock Purchase Plan

1998 Directors Stock Option Plan

(Full titles of the plans)

Dana L. Evan

Chief Financial Officer

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043

(650) 961-7500

(Name, Address and Telephone Number of Agent for Service)

Copies to:

James M. Ulam, Esq.

Senior Vice President, General Counsel

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common stock, $0.001 par value per share	18,250,201	(1)	$14.38	(3)	$262,437,890	(3)	$21,231

Common stock, $0.001 par value per share	2,375,101	(2)	$12.22	(3)	29,023,734	(3)	2,348

Total	20,625,302						$23,579

(1)	Includes 8,000,000 additional shares reserved for future issuance upon exercise of stock options to be granted under the Registrant’s 1998 Equity Incentive Plan approved on May 24, 2001; 5,000,000 additional shares reserved for future issuance upon exercise of stock options to be granted under the Registrant’s 1998 Equity Incentive Plan approved on May 21, 2002; and 500,000 additional shares available for future issuance upon exercise of stock options to be granted under the Registrant’s 1998 Directors Stock Option Plan approved on May 22, 2003. Also includes 4,750,201 shares automatically reserved for issuance upon exercise of options granted under the Registrant’s 2001 Stock Incentive Plan. Shares available for issuance under the 1998 Equity Incentive Plan and the 1998 Directors Stock Option Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 24, 1998 (Registration No. 333-46803). Shares available for issuance under the 2001 Stock Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on September 21, 2001 (Registration No. 333-69818).
(2)	Represents shares automatically reserved for issuance upon the exercise of options granted under the Registrant’s 1998 Employee Stock Purchase Plan. Shares available for issuance under the 1998 Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on January 30, 1998 (Registration No. 333-45237).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on June 20, 2003. For the 1998 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under such plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 hereby incorporates by reference the contents of the following registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission:

Registration No.	Date of Filing	Plan Registered
333-45237	January 30, 1998	1998 Employee Stock Purchase Plan
333-46803	February 24, 1998	1998 Equity Incentive Plan
333-46803	February 24, 1998	1998 Directors Stock Option Plan
333-69818	September 21, 2001	2001 Stock Incentive Plan

Item 8. Exhibits.

Exhibit Number	Exhibit Descriptions

4.01	Registrant’s 1998 Equity Incentive Plan*

4.02	Registrant’s 1998 Directors Stock Option Plan, as amended May 22, 2003, and form of stock option agreement.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of KPMG LLP.

24.01	Power of Attorney (see page 3).

*	Incorporated by reference from Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 20th day of June 2003.

VERISIGN, INC.

By:	/s/ STRATTON D. SCLAVOS
Stratton D. Sclavos President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stratton D. Sclavos, Dana L. Evan, and James Ulam, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Principal Executive Officer And Director:

/s/ STRATTON D. SCLAVOS Stratton D. Sclavos	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 20, 2003

Principal Financial and Principal Accounting Officer:

/s/ DANA L. EVAN Dana L. Evan	Executive Vice President of Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 20, 2003

Additional Directors:

/s/ D. JAMES BIDZOS D. James Bidzos	Vice Chairman of the Board	June 20, 2003

/s/ WILLIAM L. CHENEVICH William L. Chenevich	Director	June 20, 2003

/s/ KEVIN R. COMPTON Kevin R. Compton	Director	June 20, 2003

/s/ DAVID J. COWAN David J. Cowan	Director	June 20, 2003

/s/ SCOTT G. KRIENS Scott G. Kriens	Director	June 20, 2003

/s/ ROGER H. MOORE Roger H. Moore	Director	June 20, 2003

/s/ GREGORY L. REYES Gregory L. Reyes	Director	June 20, 2003

EXHIBIT INDEX

Exhibit Number	Description

4.02	Registrant’s 1998 Directors Stock Option Plan, as amended May 22, 2003, and form of stock option agreement.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of KPMG LLP.

24.01	Power of Attorney (see page 3).